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                                 EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-58048 & 33-89778 of Global Industries, Ltd. on Form S-8 of our report dated June 6, 1997 (June 24, 1997 as to Note 13), appearing in this Annual Report on Form 10-K of Global Industries, Ltd. for the year ended March 31, 1997.


DELOITTE & TOUCHE LLP

New Orleans, Louisiana
June  24, 1997